SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

AMENDMENT NO. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACE Limited

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	98-0091805
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Mainaustrasse 30

Zurich CH-8008

Switzerland

(Address of Principal Executive Offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The description of Common Shares included in the Registration Statement on Form S-4/A (No. 333-150367) filed on May 29, 2008 pursuant to the Securities Act of 1933 under the captions “Proposal No. 5: APPROVAL OF THE CONTINUATION—Description of Share Capital” and “—Borrowing-Issuance of Debt Securities” is hereby incorporated by reference.

Any form of prospectus subsequently filed by the Company pursuant to rule 424(b) under the Securities Act of 1933, as amended, which includes a description of securities to be registered hereunder shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits

See Exhibit Index which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

Date: August 28, 2008	By:	/s/ ROBERT F. CUSUMANO
	Name:	Robert F. Cusumano
	Title:	General Counsel

Exhibit Index

Exhibit Number	Description of Document
4.1	Articles of Association of the Company (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on July 18, 2008)[1]

4.2	Organizational Regulations of the Company (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on July 18, 2008)

4.3	Specimen share certificate (Incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on July 18, 2008)

[1]

The Registrant may pay dividends in the form of a par value reduction of its Common Shares. The Registrant does not intend to amend this Form 8-A/A solely to report changes to the par value of its Common Shares, which changes will be reported in current or periodic reports pursuant to the Securities Exchange Act of 1934.

4